Exhibit 32.1

Certifications of Principal Executive Officer and Principal Financial Officer

pursuant to

18 U.S.C. Section 1350,

as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), Jeff T. Green, Chief Executive Officer (Principal Executive Officer) of The Trade Desk, Inc. (the “Company”), and Paul E. Ross, Chief Financial Officer (Principal Financial Officer) of the Company, each hereby certifies that, to the best of his knowledge:

1)	Our Annual Report on Form 10-K for the year ended December 31, 2016, to which this certification is attached as Exhibit 32.1 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 16, 2017

/s/ Jeff T. Green
Jeff T. Green
Chief Executive Officer (Principal Executive Officer)

/s/ Paul E. Ross
Paul E. Ross
Chief Financial Officer (Principal Financial Officer)

The foregoing certifications are being furnished pursuant to 18 U.S.C. Section 1350. They are not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and are not to be incorporated by reference into any filing of the Company, regardless of any general incorporation language in such filing.